UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2004

Kulicke and Soffa Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2004, Bruce Griffing joined Kulicke and Soffa Industries, Inc. (the “Company”) as Vice President, Engineering. Also on September 13, 2004, the Company entered into a Termination of Employment Agreement (the “Agreement”) with Mr. Griffing. Under the Agreement, if Mr. Griffing’s employment with the Company is terminated, other than voluntarily by Mr. Griffing or for cause, within 18 months after certain change in control transactions involving the Company, the Company will pay Mr. Griffing a termination payment equal to 18 months total targeted cash compensation. A copy of the form of Termination of Employment Agreement entered into by Mr. Griffing and the Company is filed as Exhibit 10(a) to the Company’s quarterly report on Form 10-Q for the quarterly period ended December 31, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: September 15, 2004	By:	/s/ C. Scott Kulicke
C. Scott Kulicke
Chief Executive Officer